UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NATIONWIDE STAFFING, INC.
            (Exact name of registrant as specified in its charter)

                     DELAWARE                     76-0526381
               (State of incorporation          (I.R.S. Employer
                   or organization)            Identification No.)


            600 TRAVIS STREET, SUITE 6200
                   HOUSTON, TEXAS                            77002
           (Address of principal executive offices)        (Zip Code)


               Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
        TO BE REGISTERED                        EACH CLASS IS TO BE REGISTERED
Common Stock, Par Value $0.01 Per Share        The New York Stock Exchange, Inc.

            If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[X]

            If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

            Securities Act registration statement file number to which this form relates: 333-35459

          Securities to be registered pursuant to Section 12(g) of the Act:

                                        None.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated December 30, 1997, included in Amendment No. 4 to its Registration Statement on Form S-1 (Registration No. 333-35459), filed with the Securities and Exchange Commission (the "Commission") on December 30, 1997, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

      Listed below are the exhibits filed with The New York Stock Exchange, Inc. as part of this registration statement:

1. Amended and Restated Certificate of Incorporation of Nationwide Staffing, Inc. -- incorporated by reference from Exhibit 3.1 to the Company's Registration Statement No. 333-35459, originally filed September 12, 1997 (the "Registration Statement").

2. Bylaws of Nationwide Staffing, Inc., as amended -- incorporated by reference from Exhibit 3.2 to the Registration Statement.

                                      SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             NATIONWIDE STAFFING, INC.



                                             By: /s/ Larry E. Darst
                                             Name: Larry E. Darst
                                             Title: Chief Executive Officer

Date: January 21, 1998

                                         2